Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130961

May 23, 2006

Luminent Mortgage Trust 2006-4

Preliminary Marketing Materials

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet                                                                               Date Prepared: May 18, 2006

Luminent Mortgage Trust 2006-4

Mortgage Pass-Through Certificates, Series 2006-4

 $458,436,000 Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call/ Mat(2)	Pmt Window (Mths) Call/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings Moody’s/S&P
A1A	$264,472,000	3.07/3.35	1-98/1-478	Floater (3)	Super Senior Floater	Aaa/AAA
A1B	$110,196,000	3.07/3.35	1-98/1-478	Floater (3)	Senior Mezz Floater	Aaa/AAA
A1C	$66,117,000	3.07/3.35	1-98/1-478	Floater (3)	Senior Mezz Floater	Aaa/AAA
X (4)	Notional	Not Marketed Hereby		Variable	Senior IO	Aaa/AAA
PO (5)	$100			N/A	Senior PO	Aaa/AAA
A-R	$100			Net WAC	Senior Residual	Aaa/AAA
B-1	$17,651,000	5.61/6.28	1-98/1.478	Floater (6)	Subordinate Floater	Aa2/AA
B-2	$13,425,000	Not Marketed Hereby		Floater (6)	Subordinate Floater	A2/A
B-3	$9,199,000			Floater (6)	Subordinate Floater	Baa2/BBB
B-4	$6,215,000	Not Offered Hereby		Floater (6)	Subordinate Floater	Ba3/BB
B-5	$5,469,000			Floater (6)	Subordinate Floater	NR/B
B-6	$4,475,503			Floater (6)	Subordinate Floater	NR/NR
Total	$497,219,703

(1)

Distributions on the Class A1A, Class A1B, Class A1C, Class A-R, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class PO Certificates will be derived from a pool of  adjustable rate mortgage loans (the “Mortgage Loans”).

        Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

The WAL and Payment Window for the Class A1A, Class A1B, Class A1C and Class B-1 Certificates are shown to the first possible Optional Call Date and to maturity.

(3)

On each Distribution Date, the Certificate Interest Rate for the Class A1A, Class A1B and Class A1C Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Net WAC Cap and (iii) the Net Maximum Rate Cap.

(4)

The Class X Certificates will have a notional balance equal to the aggregate balance of the Mortgage Loans.  It will accrue interest on its notional balance on each Distribution Date at a Certificate Interest Rate equal to the quotient of (a) the product of (1)  the excess, if any, of (i) the interest accrued on the mortgage loans for the related due period at the net mortgage rate over (ii)  the sum of the interest accrued on the Certificates (other than the Class X Certificates) during the related accrual period, multiplied by (2) 12, divided by (b) the Class notional amount of the Class X Certificates as of the day immediately preceding such distribution date.

(5)

The Class PO Certificates will have an initial principal balance equal to $100, which principal balance will be increased to the extent of any Net Deferred Interest allocated to the Class X Certificates, as described herein.  The Class PO Certificates will not receive interest distributions.

(6)

On each Distribution Date, the Certificate Interest Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 for the Subordinate Certificates after the first possible Optional Call Date), (ii) the Net WAC Cap and (iii) the Net Maximum Rate Cap.

Sponsor:

Luminent Mortgage Capital, Inc

Depositor:

Greenwich Capital Acceptance, Inc.

Lead Underwriter:

Greenwich Capital Markets, Inc.

Co-Manager:

Barclay’s Capital.

Master Servicer and

Securities Administrator:

Wells Fargo Bank, NA

Servicers:

Paul Financial, LLC (“Paul Financial”), GMAC Mortgage Corporation (“GMAC”) and National City Home Loan Services, Inc (“NatCity”).

Trustee:

HSBC Bank USA, NA.

Custodian:

Wells Fargo Bank, NA

Rating Agencies:

S&P and/or Moody’s will rate the Offered Certificates.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

May 1, 2006.

Expected Pricing Date:

May 22, 2006.

Closing Date:

May 25, 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in June 2006.

Certificates:

The Class A1A, Class A1B, Class A1C, Class X, Class PO and Class A-R Certificates (together the “Class A Certificates” or the “Senior Certificates”).  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.  The Class A1A, Class A1B, Class A1C and Class B-1 Certificates (collectively, the “Offered Certificates”) are being offered publicly herein.

The Trust will also issue the Class ES and Class P Certificates, neither of which will be publicly offered.

Accrued Interest:

The Senior Certificates (other than the Class A-R and Class X Certificates) and the Subordinate Certificates will settle flat.

The Class A-R and Class X Certificates will settle with 24 days accrued interest.

Interest Accrual Period:

The interest accrual period for the Class A-R and Class X Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

The interest accrual period with respect to the Class A1A, Class A1B and Class A1C Certificates and the Subordinate Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

Registration:

The Offered Certificates will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:

It is anticipated that the Senior Certificates (other than the Class A-R Certificates) and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Class A1A, Class A1B, Class A1C, Class X, Class PO, Class B-1, Class B-2 and Class B-3 Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Class A1A, Class A1B, Class A1C, Class X, Class PO, Class B-1, Class B-2 and Class B-3 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Class A Certificates and Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The terms of the transaction allow for an optional call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Minimum Denomination:

$25,000 and integral multiples of $1 in excess thereof; provided that the Certificates must be purchased in minimum total investments of $100,000.

Final Maturity Date:

The Distribution Date occurring in May 2046.

Mortgage Loans:

The “Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $497,219,703.  On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.  Approximately 91.26% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”). Approximately 8.27% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 Month LIBOR.  After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  None of the mortgage loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”).  The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

Credit Enhancement:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Senior Certificates will consist of the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, initially approximately [11.35]% total subordination.

Credit enhancement for the Class B-1 Certificates will consist of the subordination of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, initially approximately [7.80]% total subordination.

Shifting Interest:

Prior to the Distribution Date occurring in June 2016, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) the excess, if any, of voluntary prepayments over Deferred Interest.

The unscheduled principal payment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

June 2006 – May 2016

0% Pro Rata Share

June 2016 – May 2017

30% Pro Rata Share

June 2017 – May 2018

40% Pro Rata Share

June 2018 – May 2019

60% Pro Rata Share

June 2019 – May 2020

80% Pro Rata Share

June 2020 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in June 2009, the Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in June 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates.  In the event the current senior percentage (aggregate class principal balance of the Senior Certificates, divided by the aggregate principal balance of the Mortgage Loans) exceeds the applicable initial senior percentage (aggregate class principal balance of the Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date), the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and to the Class A-R, Class A1A, Class A1B and Class A1C Certificates and the Class PO Certificate, on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class A1A, Class A1B and Class A1C Certificates will be allocated sequentially to the Class A1C, Class A1B and Class A1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate (0.375% for all of the Mortgage Loans), LPMI fee rate, if any, and the master servicing fee rate (0.0025%).

Net WAC Cap:

The “Net WAC Cap” for the Certificates is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date, adjusted for the related accrual period.

Net Maximum Rate:

The “Net Maximum Rate” with respect to each Mortgage Loans is equal to the maximum mortgage rate less the servicing fee rate (0.375% for all of the Mortgage Loans), LPMI fee rate, if any, and the master servicing fee rate (0.0025%).

Net Maximum Rate Cap:

The “Net Maximum Rate Cap” for the each of the Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Carryover Shortfall

Amount:

Each of the Offered Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Certificate Interest Rate for such Class (without giving effect to the related Net WAC Cap) over (b) the amount of interest actually accrued on such Class and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap) (together, the related “Carryover Shortfall Amount”).  The Carryover Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class X Certificates (after the reduction due to Net Deferred Interest allocable to the Class X Certificates).

Adjusted Cap Rate:

The “Adjusted Cap Rate” for the Class A1A, Class A1B, and Class A1C Certificates and the Subordinate Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class X Certificates and any Distribution Date shall equal the Certificate Interest Rate for the Class X Certificates, computed for this purposes by (i) reducing the amount of interest accrued on the Mortgage Loans for the related Due Period by the amount of any Net Deferred Interest for such Distribution Date, and (ii) computing the amount of interest accrued on the certificates (other than the Class X Certificates) by substituting “Adjusted Cap Rate” for “Net WAC Cap” in the definition of pass-through rate for each of the Certificates.

Net Deferred Interest :

The “Net Deferred Interest” for a Distribution Date is the excess, if any, of Deferred Interest for the related due period over voluntary principal prepayments for the related prepayment period.

Certificates Priority of

Distributions:

Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)

* The Senior Certificates, accrued and unpaid interest, at the related Certificate Interest Rate, provided, however, that any interest distributable to the Class X Certificates will be reduced to the extent necessary to pay any related Carryover Shortfall Amount below (after giving effect to any related Net Deferred Interest amount allocated to the Class X Certificate);

2)

from the Mortgage Loans, first to the Class A-R, second pro rata to the Class A1A, Class A1B and Class A1C Certificates and third to the Class PO Certificates, until the principal balance of such Class has been reduced to zero, up to the principal allocable for such classes;

3)

to the Class A1A, Class A1B and Class A1C Certificates, based on amounts due, to pay any related Carryover Shortfall Amount from amounts otherwise distributable with respect to the Class X Certificates, respectively (after giving effect to any related Net Deferred Interest amount allocated to the Class X Certificates);

4)

Class B-1 Certificates, accrued and unpaid interest at the Class B-1 Certificate Interest Rate;

5)

Class B-1 Certificates, principal allocable to such Class;

6)

to the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in sequential order, accrued and unpaid interest at the related Certificate Interest Rate and their respective share of principal allocable to such Classes;

7)

to the Subordinate Certificates, sequentially in numerical order, to pay any related Carryover Shortfall Amount from amounts otherwise distributable with respect to the Class X Certificates (after giving effect to any Net Deferred Interest amount allocated to the Class X Certificates)

*

The accrued and unpaid interest payable to a Class of Certificates on any Distribution Date will be reduced by the amount of any related Net Deferred Interest allocated to such Class of Certificates on such Distribution Date.

Aggregate Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$497,219,703	$48,414	$1,979,066
Average Scheduled Principal Balance	$428,638
Number of Mortgage Loans	1,160

Weighted Average Gross Coupon	7.122%	1.250%	8.750%
Weighted Average FICO Score	719	621	816
Weighted Average Original LTV	75.23%	31.00%	95.00%

Weighted Average Original Term	381 months	360 months	480 months
Weighted Average Stated Remaining Term	377 months	342 months	479 months
Weighted Average Seasoning	5 months	1 month	18 months

Weighted Average Gross Margin	3.201%	2.000%	4.800%
Weighted Average Minimum Interest Rate	3.202%	2.000%	4.800%
Weighted Average Maximum Interest Rate	10.660%	9.500%	13.000%
Weighted Average Initial Rate Cap	N/A	N/A	N/A
Weighted Average Subsequent Rate Cap	N/A	N/A	N/A
Weighted Average Months to Roll	1 month	1 month	2 months

Maturity Date		Nov 1 2034	Apr 1 2046
Maximum Zip Code Concentration	0.82%	95404

ARM	100.00%	Cash Out Refinance	39.11%
		Purchase	40.69%
2YR MTA NEG AM	0.46%	Rate/Term Refinance	20.20%
Negam LIBOR	8.27%
Negam MTA	91.26%	2 Units	2.44%
		3 Units	1.53%
Not Interest Only	100.00%	4 Units	2.59%
		Condominium	9.49%
Prepay Penalty: N/A	29.49%	Duplex	0.08%
Prepay Penalty: 4 months	0.09%	Fourplex	0.12%
Prepay Penalty: 6 months	0.37%	PUD	16.20%
Prepay Penalty: 12 months	33.98%	Single Family	67.36%
Prepay Penalty: 24 months	4.74%	Townhouse	0.18%
Prepay Penalty: 36 months	31.03%
Prepay Penalty: 60 months	0.29%	Investor	18.07%
		Primary	79.73%
First Lien	100.00%	Second Home	2.20%

Alternative Documentation	0.08%	Top 5 States:
Full Documentation	14.81%	California	82.19%
NIV	19.15%	Arizona	3.18%
No Ratio	10.43%	Virginia	1.99%
SIVA	7.29%	Nevada	1.80%
Stated Documentation	48.25%	Washington	1.44%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	48,414.25	0.01%	7.375	350	80.00	768
50,000.01 - 100,000.00	12	973,537.48	0.20%	7.557	366	74.29	734
100,000.01 - 150,000.00	45	5,690,113.70	1.14%	7.373	361	72.42	726
150,000.01 - 200,000.00	79	14,018,313.16	2.82%	7.363	365	74.79	712
200,000.01 - 250,000.00	86	19,415,251.83	3.90%	7.299	362	73.34	722
250,000.01 - 300,000.00	118	32,734,077.13	6.58%	7.256	369	74.19	717
300,000.01 - 350,000.00	119	38,814,032.86	7.81%	7.286	380	75.53	717
350,000.01 - 400,000.00	121	45,502,772.24	9.15%	7.162	372	75.66	719
400,000.01 - 450,000.00	121	51,208,783.77	10.30%	7.243	379	74.96	715
450,000.01 - 500,000.00	101	47,998,451.21	9.65%	7.110	383	76.33	714
500,000.01 - 550,000.00	92	48,263,643.52	9.71%	7.078	378	78.05	718
550,000.01 - 600,000.00	60	34,576,503.72	6.95%	6.852	384	78.35	720
600,000.01 - 650,000.00	63	39,612,311.09	7.97%	7.139	391	76.50	720
650,000.01 - 700,000.00	50	33,304,741.73	6.70%	7.335	382	73.57	717
700,000.01 - 750,000.00	20	14,509,317.43	2.92%	6.308	375	74.19	730
750,000.01 - 800,000.00	14	10,805,362.29	2.17%	7.152	366	74.84	724
800,000.01 - 850,000.00	11	9,085,697.80	1.83%	7.316	365	72.16	700
850,000.01 - 900,000.00	15	13,136,794.45	2.64%	6.538	358	76.68	709
900,000.01 - 950,000.00	5	4,593,745.86	0.92%	7.429	381	65.88	722
950,000.01 - 1,000,000.00	6	5,892,828.53	1.19%	6.002	355	71.80	762
1,000,000.01+	21	27,035,008.76	5.44%	7.099	375	70.63	735
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	3	1,393,157.68	0.28%	1.250	404	80.00	687
1.500 - 1.999	19	11,258,354.91	2.26%	1.718	379	74.91	729
2.000 - 2.499	1	321,180.19	0.06%	2.250	478	70.00	639
6.000 - 6.499	27	12,100,588.12	2.43%	6.310	355	78.60	722
6.500 - 6.999	240	115,042,906.04	23.14%	6.769	363	75.49	723
7.000 - 7.499	487	199,303,171.77	40.08%	7.185	371	74.43	721
7.500 - 7.999	271	112,193,442.66	22.56%	7.661	393	76.03	714
8.000 - 8.499	97	40,982,047.96	8.24%	8.127	394	74.95	710
8.500 - 8.999	15	4,624,853.48	0.93%	8.589	427	77.14	723
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
600-624	2	748,258.13	0.15%	7.508	354	80.00	622
625-649	45	17,460,300.18	3.51%	7.192	385	73.50	641
650-674	138	56,040,545.68	11.27%	7.297	381	76.92	664
675-699	241	104,683,363.42	21.05%	7.050	378	76.03	688
700+	734	318,287,235.40	64.01%	7.110	375	74.75	744
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01- 49.99	42	14,753,829.90	2.97%	7.271	369	42.92	739
50.00- 54.99	17	6,094,942.21	1.23%	6.359	379	53.12	738
55.00- 59.99	20	7,300,692.17	1.47%	7.254	357	57.45	731
60.00- 64.99	43	19,047,413.69	3.83%	7.367	375	62.28	721
65.00- 69.99	57	26,011,527.51	5.23%	7.263	369	67.80	731
70.00- 74.99	129	63,483,435.58	12.77%	6.777	376	72.34	724
75.00- 79.99	288	128,003,004.37	25.74%	7.215	374	76.82	713
80.00	547	228,281,883.45	45.91%	7.131	380	80.00	718
85.00- 89.99	2	237,313.09	0.05%	7.369	356	87.37	700
90.00- 94.99	13	3,237,307.48	0.65%	7.378	352	92.04	716
95.00- 99.99	2	768,353.36	0.15%	7.177	351	95.00	708
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	971	409,781,789.21	82.41%	7.070	355	75.06	720
480	189	87,437,913.60	17.59%	7.365	476	76.02	716
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301-360	971	409,781,789.21	82.41%	7.070	355	75.06	720
361+	189	87,437,913.60	17.59%	7.365	476	76.02	716
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 -20.00	18	6,620,457.79	1.33%	7.342	385	70.95	736
20.01 -25.00	40	14,048,683.32	2.83%	7.360	371	74.22	730
25.01 -30.00	85	29,037,685.94	5.84%	7.118	369	73.15	726
30.01 -35.00	199	75,550,871.01	15.19%	7.136	371	74.32	725
35.01 -40.00	434	199,603,070.67	40.14%	7.083	375	75.34	720
40.01 -45.00	201	85,451,590.21	17.19%	7.165	374	75.72	716
45.01 -50.00	46	22,977,482.25	4.62%	7.213	375	74.47	714
50.01 -55.00	24	10,591,643.31	2.13%	6.646	371	76.75	734
55.01 -60.00	3	754,858.50	0.15%	7.175	350	70.40	781
60.01+	1	384,963.76	0.08%	6.750	352	80.00	638
None	109	52,198,396.05	10.50%	7.148	403	77.37	702
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2YR MTA NEG AM	6	2,309,623.11	0.46%	7.336	354	80.00	728
Negam LIBOR	128	41,139,101.77	8.27%	7.407	353	74.10	728
Negam MTA	1,026	453,770,977.93	91.26%	7.095	379	75.31	718
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	346	146,650,593.33	29.49%	6.994	371	74.55	728
Prepay Penalty: 4 months	1	467,708.00	0.09%	6.625	356	80.00	726
Prepay Penalty: 6 months	4	1,820,890.09	0.37%	6.294	356	78.59	748
Prepay Penalty: 12 months	370	168,976,053.63	33.98%	7.104	372	75.79	718
Prepay Penalty: 24 months	47	23,547,791.35	4.74%	7.200	405	76.90	721
Prepay Penalty: 36 months	387	154,297,745.54	31.03%	7.264	384	74.98	712
Prepay Penalty: 60 months	5	1,458,920.87	0.29%	6.929	351	71.94	741
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	1	397,865.17	0.08%	7.000	349	48.47	750
Full Documentation	222	73,641,542.22	14.81%	7.061	362	75.84	720
NIV	221	95,206,980.18	19.15%	7.389	395	76.81	719
No Ratio	108	51,853,214.49	10.43%	7.148	403	77.29	702
SIVA	72	36,230,317.56	7.29%	7.055	362	74.04	717
Stated Documentation	536	239,889,783.19	48.25%	7.040	370	74.20	723
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	477	194,445,111.46	39.11%	7.125	373	72.99	717
Purchase	456	202,335,238.79	40.69%	7.167	380	77.63	724
Rate/Term Refinance	227	100,439,352.56	20.20%	7.024	377	74.74	715
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2 Units	26	12,137,863.25	2.44%	7.031	373	76.03	731
3 Units	16	7,627,449.29	1.53%	7.735	388	77.21	728
4 Units	29	12,871,439.30	2.59%	7.921	401	77.26	733
Condominium	137	47,164,450.92	9.49%	7.273	370	76.34	717
Duplex	2	414,021.82	0.08%	7.426	359	63.71	671
Fourplex	1	606,661.67	0.12%	8.000	359	80.00	800
PUD	177	80,560,430.89	16.20%	7.086	376	76.03	716
Single Family	769	334,940,375.34	67.36%	7.063	377	74.72	719
Townhouse	3	897,010.33	0.18%	8.121	359	79.65	683
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investor	257	89,830,360.16	18.07%	7.620	382	75.41	727
Primary	869	396,454,554.54	79.73%	7.006	376	75.15	717
Second Home	34	10,934,788.11	2.20%	7.243	365	76.65	718
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Arizona	58	15,833,927.49	3.18%	7.111	362	73.37	719
California	874	408,662,768.68	82.19%	7.081	380	75.32	718
Colorado	19	5,349,370.52	1.08%	7.272	395	69.52	717
Connecticut	1	1,496,509.43	0.30%	7.375	350	60.00	683
Florida	22	6,296,858.40	1.27%	7.242	350	73.84	719
Georgia	10	2,637,499.01	0.53%	7.460	359	78.08	689
Hawaii	3	1,331,133.65	0.27%	7.411	386	74.11	706
Idaho	5	1,438,523.80	0.29%	7.415	354	79.19	770
Illinois	6	1,949,941.72	0.39%	7.135	351	69.75	745
Indiana	4	345,907.77	0.07%	7.140	351	85.07	705
Iowa	2	347,881.87	0.07%	6.970	352	80.00	779
Maryland	13	4,474,330.47	0.90%	7.566	357	75.03	712
Massachusetts	3	835,495.99	0.17%	7.313	356	80.88	717
Michigan	2	721,576.13	0.15%	7.224	353	72.30	727
Minnesota	3	1,109,279.22	0.22%	6.741	352	79.66	747
Missouri	1	408,347.50	0.08%	7.875	355	80.00	769
Nevada	30	8,962,837.80	1.80%	7.367	377	76.66	743
New Jersey	16	4,804,097.42	0.97%	7.250	352	71.56	718
New Mexico	1	166,535.18	0.03%	7.375	358	90.00	682
North Carolina	1	199,764.96	0.04%	7.375	347	79.64	687
Oregon	9	2,952,988.36	0.59%	7.035	351	77.31	705
Pennsylvania	6	4,537,768.93	0.91%	7.359	353	70.16	752
South Carolina	2	620,699.06	0.12%	7.080	353	75.22	782
Tennessee	1	130,361.79	0.03%	7.125	352	57.16	705
Texas	10	2,293,174.18	0.46%	6.970	352	80.37	747
Utah	3	1,120,701.82	0.23%	6.999	354	76.13	766
Virginia	27	9,894,549.00	1.99%	7.649	356	77.48	706
Washington	22	7,135,762.71	1.44%	7.453	379	78.56	742
Wisconsin	6	1,161,109.95	0.23%	7.316	349	77.23	712
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	67	25,551,489.57	5.14%	6.606	352	76.81	728
2.500 - 2.999	326	144,233,180.32	29.01%	6.930	362	75.26	723
3.000 - 3.499	457	196,676,073.20	39.56%	6.966	374	74.46	720
3.500 - 3.999	219	93,945,413.74	18.89%	7.479	403	76.27	710
4.000 - 4.499	79	33,056,062.22	6.65%	8.161	393	75.27	715
4.500 - 4.999	12	3,757,483.76	0.76%	8.076	435	77.33	714
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	67	25,551,489.57	5.14%	6.606	352	76.81	728
2.500 - 2.999	324	143,520,031.02	28.86%	6.932	362	75.23	723
3.000 - 3.499	459	197,389,222.50	39.70%	6.965	374	74.48	720
3.500 - 3.999	219	93,945,413.74	18.89%	7.479	403	76.27	710
4.000 - 4.499	79	33,056,062.22	6.65%	8.161	393	75.27	715
4.500 - 4.999	12	3,757,483.76	0.76%	8.076	435	77.33	714
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
9.500 - 9.999	659	295,717,783.87	59.47%	7.067	370	74.90	719
10.000 -10.499	50	22,937,618.22	4.61%	6.581	421	77.15	710
10.500 -10.999	182	67,885,025.32	13.65%	7.041	367	73.00	727
11.000 -11.499	8	2,599,184.40	0.52%	6.917	353	77.22	702
11.500 -11.999	4	1,203,725.14	0.24%	7.438	354	85.96	763
12.000 -12.499	5	2,097,666.61	0.42%	8.046	359	80.00	704
12.500 -12.999	226	97,021,158.89	19.51%	7.396	396	76.84	720
13.000 -13.499	26	7,757,540.36	1.56%	7.857	359	77.98	696
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
06/01/06	1,150	490,669,330.31	98.68%	7.194	377	75.25	719
07/01/06	10	6,550,372.50	1.32%	1.750	359	73.89	747
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Neg Amort Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	963	422,505,270.89	84.97%	7.070	378	75.20	721
115.000	197	74,714,431.92	15.03%	7.416	369	75.41	707
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
BELVEDERE	7	3,193,798.88	0.64%	6.969	377	72.55	708
GMACM	179	59,024,035.92	11.87%	7.143	350	73.39	729
JUSTMTG	59	23,012,087.68	4.63%	7.851	359	78.82	704
LOANCENTER	80	38,830,156.77	7.81%	6.712	421	76.22	702
LOANLINK	85	35,455,031.55	7.13%	7.325	386	74.27	712
METRO CITY	38	22,719,219.98	4.57%	6.999	355	73.02	726
MORTGAGE IT	22	7,924,231.44	1.59%	6.979	354	78.59	673
NATCITY	104	40,600,922.84	8.17%	7.060	353	71.83	740
NETBANK	3	569,035.35	0.11%	6.992	353	82.06	758
PAUL FINANCIAL	226	97,021,158.89	19.51%	7.396	396	76.84	720
PLAZA	37	12,736,745.82	2.56%	7.357	361	75.19	720
RESCAP	314	153,825,179.86	30.94%	6.916	375	75.40	720
SECURED BANKERS	4	1,850,649.97	0.37%	7.001	373	78.37	672
SIERRA PACIFIC	2	457,447.86	0.09%	7.125	354	75.62	694
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Months to Payment Roll	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1	7	1,949,721.56	0.39%	7.079	348	73.97	745
2	21	8,872,534.45	1.78%	7.165	349	75.22	726
3	29	10,073,918.73	2.03%	7.333	360	71.54	724
4	42	16,614,871.74	3.34%	7.250	377	76.34	730
5	111	40,690,659.66	8.18%	7.131	381	74.03	723
6	98	40,348,421.06	8.11%	7.186	370	76.04	724
7	94	39,421,373.46	7.93%	7.096	361	73.19	720
8	90	36,017,255.99	7.24%	7.154	379	75.12	711
9	143	72,892,219.53	14.66%	7.234	381	74.42	722
10	212	96,625,020.49	19.43%	7.330	389	75.21	719
11	114	46,763,324.26	9.40%	7.185	375	76.29	711
12	193	84,640,758.77	17.02%	6.657	371	76.67	717
16	2	600,071.95	0.12%	7.283	351	80.00	733
17	2	757,442.05	0.15%	7.561	352	80.00	727
22	2	952,109.11	0.19%	7.191	357	80.00	726
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

First Pymt Adj Freq (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
12	1,154	494,910,079.70	99.54%	7.121	377	75.21	719
24	6	2,309,623.11	0.46%	7.336	354	80.00	728
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719

Period Pymt Adj Freq (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
12	1,160	497,219,702.81	100.00%	7.122	377	75.23	719
Total	1,160	497,219,702.81	100.00%	7.122	377	75.23	719